Exhibit 10.3
REGISTRATION RIGHTS AGREEMENT
Dated as of June 17, 2007
among
Lexicon Pharmaceuticals, Inc.
and
Invus, L.P.

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions	1

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registrations	4
SECTION 2.02. Piggyback Registrations	6
SECTION 2.03. Shelf Registration	8

ARTICLE III

REGISTRATION PROCEDURES

SECTION 3.01. Registration Procedures	9
SECTION 3.02. Registration Expenses	14
SECTION 3.03. Participation in Underwritten Registrations	15
SECTION 3.04. Hold-Back Agreements	15
ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

SECTION 4.01. Indemnification by the Company	16
SECTION 4.02. Indemnification by Holders of Registrable Securities	16
SECTION 4.03. Conduct of Indemnification Proceedings	17
SECTION 4.04. Contribution	17
SECTION 4.05. Additional Indemnity	19

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Rule 144	19
SECTION 5.02. Limitations on Subsequent Registration Rights	19
SECTION 5.03. Specific Performance	19
SECTION 5.04. Other Agreements	19
SECTION 5.05. Charter Amendments Affecting the Company’s Common Stock	20

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 17, 2007 by and among Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Invus, L.P., a Bermuda limited partnership (the “Investor”).
          WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investor will enter into (a) a warrant agreement (the “Warrant Agreement”) which will govern the terms of warrants to purchase (the “Warrants”) an aggregate of 16,498,353 shares of common stock, par value $0.001 per share (“Company Common Stock”) to be issued by the Company to the Investor, (b) a securities purchase agreement (the “Securities Purchase Agreement”), upon the terms and subject to the conditions of which, (i) the Company will issue and sell to the Investor, and the Investor will purchase, a number of shares of Company Common Stock, together with any shares already owned by the Investor and its affiliates (including those issued upon exercise of any Warrants), equal to approximately 40% of the outstanding shares of Company Common Stock and (ii) the Investor will have the right to cause the Company to conduct up to two Rights Offerings (as defined herein) and (c) a stockholders agreement;
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Definitions.
          (a) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement. In addition, the following capitalized terms shall have the meanings ascribed to them below:
          “Affiliate,” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
          “Assigned Transferee” means any transferee of Registrable Securities from a Holder who has received a right to make a Demand Registration in connection therewith pursuant to Section 5.08.
          “Business Day” means any day that is not a Saturday or a Sunday and on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day that is not a Saturday or a Sunday and on which banks are not authorized to close in New York City.
          “control” (including the terms “controlled by” and “under common control with”)

means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit arrangement or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.
          “Demanding Holder” means any Holder initiating a registration request in compliance with Section 2.01(a).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Holders” means the Investor and any Assigned Transferee.
          “Initial Closing” has the meaning assigned to it in the Securities Purchase Agreement.
          “Person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.
          “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
          “Public Distribution” shall mean any bona fide public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law (including a Public Offering), or any bona fide public sale in an open market transaction under Rule 144 if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph (k) of such Rule).
          “Public Offering” shall mean any bona fide underwritten public distribution of Stock pursuant to an effective registration statement under the Securities Act or any other applicable law.
          The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.
          “Registrable Securities” means each share of Stock held by the Holders, or acquired by the Holders after the date hereof, until (i) it has been effectively registered under the Securities Act and disposed of by such Holders pursuant to an effective registration statement, or (ii) it is sold by such Holders pursuant to Rule 144.
          “Registration Statement” means any registration statement of the Company relating to a Demand Registration pursuant to Section 2.01, a Piggyback Registration pursuant to Section 2.02, or a Shelf Registration pursuant to Section 2.03, in each case, including the

Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
          “Required Number” means (i) if the Securities Purchase Agreement is terminated prior to the Initial Closing, three; (ii) if the Initial Closing under the Securities Purchase Agreement has occurred, five; and (iii) if the number of shares of Company Common Stock owned by all Holders at any time exceeds 50% of the aggregate number of shares of Company Common Stock outstanding at such time, an unlimited number.
          “Rights Offering Notice” has the meaning assigned to it in the Securities Purchase Agreement.
          “Rights Offering Trigger Date” has the meaning assigned to it in the Securities Purchase Agreement.
          “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Selling Holder” means a Holder who sells or proposes to sell Registrable Securities pursuant to a Registration Statement under the Securities Act.
          “Shelf Registration” or “Shelf Registration Statement” is defined in Section 2.03.
          “Stock” means the following securities: (i) the Company Common Stock or (ii) any security or other instrument (a) received as a dividend on, or other payment made to the holders of, the Company Common Stock (or any other security or instrument referred to in this definition); (b) issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Company Common Stock or (c) issued in connection with a split of the Company Common Stock (or any other security or instrument referred to in this definition) or as a result of any exchange or reclassification of the Company Common Stock (or any other security or instrument referred to in this definition), reorganization, consolidation, merger or recapitalization.
          “Underwritten Registration” or “Underwritten Offering” means a registration in which Stock of the Company is sold to an underwriter for re-offering to the public.
          (b) The following terms have the meaning set forth in the Sections set forth below:

Location of
Defined Term	Definition
Advice	§ 3.01(a)
Agreement	Preamble
Company	Preamble
Company Common Stock	Recitals
Deferral Period	§ 2.01(a)
Demand Notice	§ 2.01(a)
Demand Registration	§ 2.01(a)
Demand Registration Statement	§ 2.01(b)
Indemnified Holder	§ 4.01
Indemnified Party	§ 4.03
Indemnifying Party	§ 4.03
Investor	Preamble
Piggyback Holders	§ 2.02(a)
Piggyback Registration	§ 2.02(a)
Registration Expenses	§ 3.02(a)
Securities Purchase Agreement	Recitals
Shelf Registration or Shelf Registration Statement	§ 3.01(a)
Subsequent Holder	§ 5.08
Suspension Notice	§ 2.01(a)
Suspension Period	§ 3.01(a)
Warrant Agreement	Recitals
Warrants	Recitals
ARTICLE II
REGISTRATION RIGHTS
          SECTION 2.01. Demand Registrations.
          (a) At any time and from time to time the Holders may make a written request of the Company for registration with the SEC, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a “Demand Registration”) by giving written notice to the Company of such demand (a “Demand Notice”); provided, that the Company shall be required to effect only one Demand Registration during any six-month period; provided, further, that the Holders may not exercise the rights provided by this Section 2.01(a) during the period commencing three months prior to the delivery of a Rights Offering Notice and ending on the closing of the applicable Rights Offering or, if the applicable Rights Offering Notice is not delivered, ninety (90) days after the applicable Rights Offering Trigger Date. The Company shall not be required to effect more than the Required Number of Demand Registrations. Each such Demand Notice will specify the number of Registrable Securities proposed to be sold pursuant to such Demand Registration and will also specify the intended method of disposition thereof.

          The Company shall give written notice, of any Demand Notice by any Holder, which request complies with this Section 2.01(a), within 5 days after the receipt thereof, to each Holder who did not initially join in such request. Within 10 days after receipt of such notice, any such Holder may request in writing that its Registrable Securities be included in such registration, and the Company shall include in the Demand Registration the Registrable Securities of each such Holder requested to be so included, subject to the provisions of Section 2.01(e). Each such request shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof.
          Promptly after receipt of any Demand Notice, but in no event later than 60 days after receipt of such Demand Notice, the Company shall file a Registration Statement with the SEC with respect to the Registrable Securities included in the Demand Notice and shall use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable; provided, however, that the Company may postpone the filing of such Registration Statement for a period of up to 90 days (the “Deferral Period”) if the Board of Directors reasonably determines that such a filing would materially adversely affect any proposed material financing, acquisition, divestiture or other material transaction by the Company. The Company shall not be entitled to request more than one such deferral with respect to any Demand Registration within any 365-day period. If the Company does elect to defer any such Demand Registration, the Holders requesting such Demand Registration may, at their election by written notice to the Company, (i) confirm their request to proceed with such Demand Registration upon the expiration of the Deferral Period or (ii) withdraw their request for such Demand Registration in which case no such request for a Demand Registration shall be deemed to have occurred for purposes of this Agreement and no further request for a Demand Registration may be made until prior to the expiration of the Deferral Period.
          (b) Except as provided in subsection (c) below, a registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC; provided, that if a registration requested pursuant to this Section 2.01 has become effective, (i) the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration, or (ii) the registration requested pursuant to this Section 2.01 does not remain continuously effective for a period of at least 90 days beyond the effective date thereof (or such shorter period as is required to complete the distribution by the Holders of the Registrable Securities included in such registration statement) (the “Demand Registration Statement”), then such Demand Registration Statement shall not count as a Demand Registration that may be requested by the Demanding Holder(s) and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.01.
          (c) The Demanding Holders may withdraw all or any part of the Registrable Securities from a Demand Registration at any time (whether before or after the filing or effective date of the Demand Registration Statement), and if all such Registrable Securities are withdrawn, to withdraw the demand related thereto. Upon such withdrawal by the Demanding Holders, the Company shall withdraw any Demand Registration Statement relating to the withdrawn Registrable Securities and, so long as such Demand Registration statement has not been declared effective by the Commission and the Demanding Holders elect to bear the out-of-pocket expenses associated with such withdrawn registration statement, such withdrawn registration statement shall not count as a Demand Registration; provided, if the Company has not complied with its obligations under this Agreement in connection with such withdrawn registration statement or a Suspension Period is in effect, the Company shall not be entitled to a reimbursement of its out-of-pocket expenses pursuant to this sentence. Notwithstanding the foregoing, any request for a Demand Registration that is withdrawn by the Demanding Holders as a result of information concerning the business or financial condition of the Company that is provided to the Demanding Holders after the date on which a Demand Notice under Section 2.01(a) has been delivered to the Company, shall not count as a Demand Registration.
          (d) If the Demanding Holders so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. The Demanding Holders shall select (with the consent of the Company, not to be unreasonably withheld) one or more nationally recognized firms of investment bankers to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with such offering; provided, that in the event that the Company and the Demanding Holders are unable to jointly agree on such investment bankers and managers, such investment bankers and managers shall be selected by the Demanding Holders and shall be reasonably satisfactory to the Company. The Company shall (together with all Holders of Registrable Securities proposing to distribute such Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above.
          (e) If, in any Demand Registration involving an Underwritten Offering the managing underwriter or underwriters thereof advise the Demanding Holders or the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering or will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participant may sell), the Company shall include in such registration only the number of Registrable Securities, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the success of the offering and in accordance with the following priority: (i) first, Registrable Securities held by Demanding Holders and (ii) second, pro rata (based upon the number of Registrable Securities requested to be included in such registration by such Holders) among the other Holders of Registrable Securities who have requested to include Registrable Securities in such registration. If all Registrable Securities requested to be sold in the Underwritten Offering are included therein, the Company may include other shares of Stock in such offering in accordance with the following priority, but not to exceed the number recommended by the managing underwriter or underwriters: (x) first, pro rata among any other stockholders of the Company having piggyback or other similar registration rights and (y) second, shares of Stock proposed to be sold by or for the account of the Company.
          SECTION 2.02. Piggyback Registrations.
          (a) If at any time the Company proposes to (i) file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of any class of common equity securities (other than (A) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (B) a registration statement filed in connection with a Demand Registration or a Shelf Registration or (C) a registration statement filed in connection with an offering of securities solely to the Company’s existing securityholders) or (ii) effect an offering of stock pursuant to an effective shelf registration statement (it being understood that prior to the filing of a shelf registration for primary issuances by the Company, the Company shall offer to the Investor the option to include or, in the case of a shelf registration statement in existence at the Initial Closing, the Company shall offer to the Investor the option to cause the Company to amend such shelf registration statement to include, Registrable Securities of the Investor in such shelf registration statement and, if the Investor refuses such option, then its rights to piggyback on an offering to be registered under the Company’s shelf registration statement shall only be available if there is an effective Shelf Registration Statement under Section 2.03 hereof) then the Company shall give written notice of such proposed filing or offering to the Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date or commencement of such offering), and such notice shall offer such Holders the opportunity to include in such registration or offering such number of shares of Registrable Securities as each such Holder may request, which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof (or, if the offering is a proposed Underwritten Offering, that such Holder elects to have the number of Registrable Securities so specified included in such Underwritten Offering) (a “Piggyback Registration”). In any Piggyback Registration proposed to be effected as an Offering, the Registrable Securities requested by the Holders thereof (the “Piggyback Holders”) to be included in such Underwritten Offering shall be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.
          No registration effected under this Section 2.02 and no failure to effect a registration under this Section 2.02(a), shall relieve the Company of its obligations pursuant to Section 2.01, and no failure to effect a registration under this Section 2.02(a) and complete the sale of shares in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company’s obligations under Section 3.02 and 4.01).
          (b) Unless the registration statement is being filed pursuant to a Demand Registration (in which case the priority of piggyback rights shall be as provided in Section 2.01(e) above), if the managing underwriter or underwriters advise the Company in writing that in its or their reasonable opinion the number of equity securities of the Company proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a) above) will adversely affect the success of such offering (including, without limitation, an impact on the selling price or the number of equity securities of the Company that any participant may sell), the Company shall include in such registration the number of equity securities of the Company, if any, which in the opinion of such underwriter or underwriters can be sold without having an adverse effect on the offering and in accordance with the following priority: (i) first, the securities the Company proposes to sell for its own account, and (ii) second, pro rata based on the number of Registrable Securities that each Holder or other Person having similar rights shall have requested to be included therein.

          (c) The Piggyback Holders may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time (before but not after the effective date of such registration statement), by delivering written notice of such withdrawal request to the Company, unless such Piggyback Registration is underwritten, in which case Registrable Securities may not be withdrawn after the effective date of the Registration Statement.
          SECTION 2.03. Shelf Registration.
          (a) Upon the request of the Demanding Holders requesting a Demand Registration under Section 2.01, the Company shall cause to be filed with the SEC as promptly as practicable after such request, but in no event later than 90 days thereafter, a shelf registration statement pursuant to Rule 415 under the Securities Act (a “Shelf Registration” or a “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Registrable Securities held by Holders who shall have provided the information required pursuant to Section 3.01(b). The Company shall use its reasonable best efforts to have such Shelf Registration declared effective, subject to Section 2.03(c) below, and to keep such Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities by such Holders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of (i) such time as all of the Registrable Securities covered by such Shelf Registration Statement have been sold or (ii) such time as all of the Registrable Securities covered by such Shelf Registration Statement may be sold without restriction pursuant to Rule 144. A request of the Demanding Holders under this Section 2.03(a) shall be deemed to be a request for a Demand Registration under Section 2.01 above.
          (b) A registration will not be deemed to have been effected as a Shelf Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, that if, after it has become effective, (i) the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the acts or omissions of the Holders), or (ii) the Shelf Registration does not remain continuously effective for the period described in subsection (a) above, then such Shelf Registration Statement shall not count as a Shelf Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.03.
          (c) With respect to any Shelf Registration that has been declared effective (i) the Company may suspend use of such Shelf Registration for a period of up to ninety (90) days if the Board of Directors of the Company reasonably determines that the continued effectiveness or use thereof would materially adversely affect any proposed material financing, acquisition, divestiture or other material corporate transaction by the Company and (ii) the Company may suspend use of such Shelf Registration during any period if each of the Company and the holders of a majority of the Registrable Securities included in such Shelf Registration consents in writing to such suspension for such period.
          (d) Each Holder of Registrable Securities shall not effect any Public Distribution of Registrable Securities pursuant to an effective Shelf Registration Statement during the period commencing three months prior to the delivery of a Rights Offering Notice and ending on the closing of the applicable Rights Offering or, if the applicable Rights Offering Notice is not delivered, ninety (90) days after the applicable Rights Offering Trigger Date.
ARTICLE III
REGISTRATION PROCEDURES
          SECTION 3.01. Registration Procedures.
          (a) In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Company shall:
     (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities within the time periods specified herein, make all required filings with the NASD and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable (subject to the Company’s right to withdraw the registration statement under the circumstances described in Sections 2.1(c) or 2.2(d));
     (ii) promptly prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Sections 2.1, 2.2 or 2.3, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold (subject to Section 2.03(c)); cause the Prospectus to be supplemented by a required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provision of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 2.1, 2.2 or 2.3, as applicable (subject to Section 2.03(c)); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file as promptly as practicable an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and related Prospectus to become usable for their intended purposes(s) as soon as practicable thereafter;
     (iv) provide (A) the Holders of Registrable Securities participating in the registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) counsel for the Holders thereof, as selected by Holders of a majority of the Registrable Securities covered by such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Section 3.04(b) hereof, make available for inspection by the parties referred to in (A) through (E) above such financial and other information and books and records of the Company, provide access to properties of the Company and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;
     (v) advise the underwriters, if any, and Selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (vi) furnish to each Selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, such number of copies of any Registration Statement or Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement and all exhibits filed therewith), reasonably requested by such Person;
     (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;
     (viii) deliver to each Selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;
     (ix) in connection with any Underwritten Offering pursuant to a Demand Registration, enter into an underwriting agreement with one or more underwriters designated in accordance with this Agreement, such agreement to be of the form, scope and substance as is customary in underwritten offerings, and take all such other actions as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection at each closing under such underwriting agreement (i) make such representations and warranties to the underwriters in form, scope and substance as are customarily made by issuers to underwriters in underwritten offerings with respect to the business of the Company; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) addressed to the managing underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (iii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, such “comfort” letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriter(s) to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;
     (x) prior to any public offering of Registrable Securities, cooperate with the Selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the Selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, except as is required as a result of the Registration Statement, in any jurisdiction where it is not now so subject;
     (xi) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the Selling Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities;
     (xii) if requested by the Selling Holders, provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement covering such Registrable Securities and provide the Company’s transfer agent(s) and registrar(s) for the Registrable Securities with printed certificates for the Registrable Securities;
     (xiii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD), and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Selling Holders or underwriters, if any, to consummate the disposition of such Registrable Securities;

     (xiv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a period of at least twelve month periods, but not more than eighteen months, beginning with the first month of the Company’s first quarter commencing after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
     (xv) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class issued by the Company are then listed if requested by the Selling Holders holding a majority of the Registered Securities or the managing underwriter(s), if any; and
     (xvi) in connection with any offering of at least $25,000,000 or of a number of shares representing at least 5% of the total number of outstanding shares of Company Common Stock, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by such Registration Statement (including, by participating in customary “road show” presentations and similar marketing efforts), and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein.
          Each Selling Holder, upon receipt of any notice from the Company of the happening of any event described in subsection (5)(B), (C), or (D) of Section 3.01(a) or in Section 2.03(c) (a “Suspension Notice”), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until such Selling Holder receives copies of the supplemented or amended Prospectus contemplated hereby or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemented filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Selling Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated hereby relating to such notice shall hereinafter be referred to as the “Suspension Period.” If the Company shall give any Suspension Notice, (i) the Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Registration Statement is required to be kept effective pursuant to Sections 2.1, 2.2 or 2.3, as the case may be, shall be extended by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date when each Selling Holder shall have received (A) the copies of the supplemented or amended Prospectus contemplated by Section 3.01(a) or (B) the Advice.

          (b) All Holders of Registrable Securities desiring to include any of their Registrable Securities in any Registration Statement pursuant to this Agreement shall furnish to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request specified in item 507 of Regulation S-K under the Securities Act for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
          SECTION 3.02. Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with its obligations under this Agreement will be paid by the Company, regardless of whether any registration statement required hereunder becomes effective, including, without limitation:
     (i) all registration and filing fees;
     (ii) fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of Registrable Securities being sold may designate);
     (iii) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for trading on the Nasdaq or for deposit with the Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;
     (iv) reasonable fees and disbursements of counsel for the Company;
     (v) reasonable fees and disbursements of counsel for the Holders;
     (vi) reasonable fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance);
     (vii) fees and expenses of other Persons retained by the Company; and
     (viii) fees and expenses associated with any NASD filing required to be made in connection with the registration of the Registrable Securities, including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called “Registration Expenses”).

          (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on Nasdaq or on each national securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.
          SECTION 3.03. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and applicable to such Persons. Notwithstanding the foregoing, (x) no Selling Holder shall be required to make any representations or warranties except those which relate solely to such Holder and its intended method of distribution, and (y) the liability of each such Holder to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Holder and its intended method of distribution and any such liability shall not exceed an amount equal to the amount of net proceeds such Holder derives from such registration; provided, however, that in an offering by the Company in which any Holder requests to be included in a Piggyback Registration, the Company shall use its reasonable best efforts to arrange the terms of the offering such that the provisions set forth in clauses (x) and (y) of this Section 3.03 are true. Nothing in this Section 3.03 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.
          SECTION 3.04. Hold-Back Agreements.
          (a) Upon the written request of the managing underwriter or underwriters of a Public Offering, each Holder of Registrable Securities shall not effect any Public Distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 (except as part of such Public Offering), during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to such registration statement (as identified by such underwriter or underwriters or the Company in good faith).
          (b) The Company agrees and it shall use its reasonable best efforts to cause its Affiliates (other than Persons who are Holders hereunder) to agree: (i) not to effect any Public Distribution of any securities being registered in accordance with Article II hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14-day period prior to, and during the 90-day period following, the offering date for each Public Offering made pursuant to a registration statement filed under Article II hereof, if requested in writing by the managing underwriters (except as part of such Public Offering or pursuant to stock options or other employee benefit plans); and (ii) to use its reasonable best efforts to cause each holder of stock issued by the Company at any time on or after the date of this Agreement to agree not to effect any Public Distribution, including a sale pursuant to Rule 144, of any securities of the Company during the period set forth in clause (i) above (except as part of such Public Offering, if and to the extent permitted).

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
          SECTION 4.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “controlling person”), the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person, solely in their capacities as such (each an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.
          SECTION 4.02. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the Company) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless each other Selling Holder or underwriters participating in the distribution on substantially the same basis as that of the indemnification of the Company provided in this Section 4.02. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Registration Statement or Prospectus.
          SECTION 4.03. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (an “Indemnified Party”) will (a) promptly give notice of any claim, action or proceeding (including any governmental or regulatory investigation or proceeding) or the commencement of any such action or proceeding to the Person against whom such indemnity may be sought (an “Indemnifying Party”); provided, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that such Indemnifying Party has been prejudiced in any material respect by such failure, and (b) permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party; provided, that the Indemnified Party shall have the right to employ separate counsel and participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay for such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party or (iii) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims. If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement of any such claim effected without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss, claim damage, liability or expense by reason of any settlement of any such claim or action. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liability arising out of such action, claim, litigation or proceeding. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Parties with respect to such Claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel.
          SECTION 4.04. Contribution. If the indemnification provided for in this Article IV is unavailable to an Indemnified Party (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and severable obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 4.01, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.04, none of the Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder with respect to the Registrable Securities exceeds the greater of (A) the amount paid by such Holder for its Registrable Securities and (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligation to contribute pursuant to this Section 4.04 are several in proportion to the respective number of Registrable Securities held by each of the Holders hereunder and not joint.
          For purposes of this Article IV, each controlling person of a Holder shall have the same rights to contribution as such Holder, and each officer, director, and person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Article IV, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from who contribution may be sought from any obligation it or they may have under this Article IV or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.
          SECTION 4.05. Additional Indemnity. The indemnity, contribution and expense reimbursement obligations under this Article IV shall be in addition to any liability each Indemnifying Party may otherwise have; provided, however, that any payment made by the Company which results in an Indemnified Party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such Indemnified Party, shall be refunded to the Company by the Indemnified Party receiving such excess payment.
ARTICLE V
MISCELLANEOUS
          SECTION 5.01. Rule 144. The Company agrees it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any Holder of Registrable Securities may reasonably request in order that such Holder may effect sales of Registrable Securities without registration within the limitations of the exemptions provided by Rule 144. At any reasonable time and upon the request of a Holder of Registrable Securities, the Company will furnish such Holder with such information as may be necessary to enable the Holder to effect sales of Registrable Securities pursuant to Rule 144 and will deliver to such Holder a written statement as to whether it has complied with such information and requirements.
          SECTION 5.02. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to Holders of Registrable Securities hereunder.
          SECTION 5.03. Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          SECTION 5.04. Other Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

          SECTION 5.05. Charter Amendments Affecting the Company’s Common Stock. The Company will not amend its Certificate of Incorporation in any respect that would materially and adversely affect the rights of the Holders hereunder.
          SECTION 5.06. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding shares of Registrable Securities.
          SECTION 5.07. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be made in writing, by hand-delivery, telegraph, telex, telecopier, registered first-class mail or air courier guaranteeing overnight delivery as follows:
          (a) if to the Company:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: President and Chief Executive Officer
Fax: (281) 863-8095
with copies to each of:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: Executive Vice President and General Counsel
Fax: (281) 863-8010
and
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: Executive Vice President and Chief Financial Officer
Fax: (281) 863-8095
and
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Attn: Mr. David Palmer Oelman
Fax: (713) 615-5861

          (b) if to the Investor:
Invus, L.P.
c/o The Invus Group, L.L.C.
750 Lexington Avenue (30th Floor)
New York, New York 10022
Attention: Mr. Raymond Debbane
                 Mr. Christopher Sobecki
with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212) 455-2502
Attention: Mr. Robert Spatt
                 Mr. Peter Malloy
          (c) if to any other Holder:
at the most current address of such Holder maintained by the registrar of the Company Common Stock.
or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied: and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
          SECTION 5.08. Successors and Assigns.
          (a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities or of the Warrants (the “Subsequent Holders”); provided, that the Company may not assign its rights or obligations under this Agreement to any other person or entity without the written consent of a majority of the outstanding shares of Registrable Securities.
          (b) A Holder of Registrable Securities may assign to a Subsequent Holder all or any portion of the rights (including one or more Demand Registration rights) of such transferring Holder under this Agreement; provided, that such assignment of Demand Registration Rights to a Subsequent Holder shall not increase the Required Number of Demand Registrations that would have been available to Holders of Registrable Securities pursuant to this Agreement had the transfer not occurred; provided, further, that no assignment pursuant to this Section 5.08(a) may be made to a Subsequent Holder that is not an affiliate of the Investor if, following the transfer of shares of Company Common Stock to such Subsequent Holder, such

Subsequent Holder shall beneficially own less than 3% of the aggregate number of shares of Company Common Stock then outstanding.
          SECTION 5.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions contemplated hereby may not be enforced in or by any of the above-named courts.
          SECTION 5.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          SECTION 5.11. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          SECTION 5.12. Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage or Registrable Securities is required hereunder, Registrable Securities held by the Company or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
          SECTION 5.13. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.
          SECTION 5.14. Termination. Unless sooner terminated in accordance with its terms or as otherwise herein provided, including specifically in Section 2.03(a), this Agreement shall terminate upon the earlier to occur of (i) the mutual agreement by the parties hereto and (ii) with respect to any Holder, such Holder ceasing to own any Registrable Securities.
          SECTION 5.15. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
          SECTION 5.16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[signature page follows]

     IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY:

LEXICON PHARMACEUTICALS, INC., a Delaware limited liability company

By: Name:	/s/ Arthur T. Sands Arthur T. Sands, M.D., Ph.D.
Title:	President and Chief Executive Officer

INVESTOR

INVUS, L.P., a Bermuda limited partnership

By: Name:	/s/ Raymond Debbane Raymond Debbane
Title:	President of Invus Advisors, LLC, its General Partner
[Signature Page to Registration Rights Agreement]